Corporate Offices                     One Bausch & Lomb Place                    716 338 6409
                                                     Rochester NY 14604-2701                     Fax 716 338 8706

[BAUSCH & LOMB LOGO]

Robert B. Stiles
Senior Vice President
and General Counsel

Exhibit 5.1

Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604

     I am Senior Vice President and General Counsel of Bausch & Lomb Incorporated, a New York Corporation (the "Company") and I am rendering this opinion in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement) being filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of with respect to the Company's debt securities (the "Debt Securities") Warrants to Purchase Debt Securities, preferred stock and common stock (the "Warrants"), Class A preferred stock, par value $1.00 (the "Class A Preferred Stock"), and common stock, par value $.40 (the "Common Stock").

     I, or attorneys under my supervision, have examined the form of Indenture referred to in the Registration Statement (the "Indenture") between the Company and Citibank, N.A. (the "Trustee"), dated as of September 1, 1991, pursuant to which the Debt Securities may be issued, and I have examined such other documents and made such other investigations as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of such examination and investigation, I am of the opinion that:

     1.   The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York.

     2.   The execution and delivery of the Indenture by the Company and the issuance and sale of the Debt Securities have been validly authorized by all necessary corporate action of the Company.

     3.   When (i) the Registration Statement shall have become effective under the Act and (ii) the Debt Securities shall have been (A) duly authorized, executed, authenticated and delivered against payment therefor or (B) issued upon exercise of Warrants, and the Company shall have received any additional consideration which is payable upon such exercise, the Debt Securities shall constitute binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and subject to general principles of equity.

     4.   When (i) the Registration Statement shall have become effective under the Act and (ii) the Class A Preferred Stock shall have been (A) authorized, issued and sold as contemplated by the Registration Statement and the Company shall have received the consideration therefor, or (B) issued upon exercise of Warrants, and the Company shall have received any additional consideration which is payable upon such exercise, the Class A Preferred Stock will be validly issued, fully paid and non-assessable.

     5.     When (i) the Registration Statement shall have become effective under the Act and (ii) the Common Stock shall have been (A) authorized, issued and sold as contemplated by the Registration Statement and the Company shall have received the consideration therefor, or (B) issued upon conversion of Debt Securities, which by their terms are convertible into shares of Common Stock or upon exercise of Warrants, and the Company shall have received any additional consideration which is payable upon such conversion or exercise, the Common Stock will be validly issued, fully paid and non-assessable.

     6.   When (i) the Registration Statement shall have become effective under the Act, (ii) a warrant agreement or agreements shall have been authorized, executed and delivered by the Company and a warrant agent, and (iii) the Warrants shall have been duly executed and delivered against payment therefor, the Warrants shall be legally issued, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and subject to general principles of equity.

     In rendering the opinion set forth in paragraph 3 above, I have assumed that the Indenture has been duly authorized, executed and delivered by all parties thereto other than the Company and has become duly qualified under the Trust Indenture Act of 1939, as amended.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinion" in the prospectus contained in the Registration Statement.

Very truly yours,

/s/ Robert B. Stiles